Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

July 24, 2003

American Community Bancshares, Inc. Announces Earnings for the Quarter Ended June 30, 2003

Monroe, North Carolina, – Randy P. Helton, President and Chief Executive Officer of American Community Bancshares, Inc. (stock NASDAQ SmallCap: ACBA; stock warrants NASDAQ SmallCap: ACBAW) the holding company for American Community Bank, announced sharply higher unaudited net income for the three months ended June 30, 2003 of $406,000 or a 41.5% increase over net income for the three months ended June 30, 2002 of $287,000. Earnings per share (diluted) for the three months ended June 30, 2003 increased to $0.14 compared to $0.10 for the three months ended June 30, 2002. The annualized return on average assets for the quarter was 0.68%, with a return on average equity of 6.98%. Due to adjustments to the valuation allowance associated with deferred income tax assets, the Company recognized a $39,000 income tax benefit for the three months ended June 30, 2002. The Company’s provision for income taxes was not affected by the deferred income tax asset valuation allowance in 2003.

Net income for the six months ended June 30, 2003 was $669,000 or a 22.8% increase over net income for the six months ended June 30, 2002 of $545,000. Earnings per share (diluted) for the six months ended June 30, 2003 and 2002 were $0.24. The annualized return on average assets for the six months was 0.58%, with a return on average equity of 5.76%. Due to adjustments to the valuation allowance associated with deferred income tax assets, the Company recognized a $96,000 income tax benefit for the six months ended June 30, 2002. The Company’s provision for income taxes was not affected by the deferred income tax asset valuation allowance in 2003.

“We are pleased with our second quarter earnings supported by strong loan and deposit growth despite a stagnant economy. We continue to monitor loan quality and focus on non-interest income, which now comprises 28% of our revenue. Our mortgage banking operation, leasing operation and other sources of non-interest income continue to provide a cushion for the interest margin squeeze felt by all banks” indicated Helton.

Total assets at June 30, 2003 were $245.0 million, with loan and lease receivables of $188.9 million, deposits of $197.7 million and stockholders’ equity of $23.5 million. Total assets increased 23.7% or $46.9 million, from June 30, 2002, loan and lease receivables increased 27.7% or $40.9 million, and deposits increased 22.9% or $36.9 million.

The allowance for loan losses represented 1.21% of total loans at June 30, 2003. Non-performing loans totaled $91,000 or 0.05% of loans at June 30, 2003 compared to $1.1 million or 0.74% of loans at June 30, 2002, a $997,000 or a 92% decrease. Non-performing assets (which includes foreclosed real estate and repossessed assets) totaled $281,000 at June 30, 2003 and represented 0.11% of total assets compared to $1,341,000 or 0.68% of total assets at June 30, 2002, a $1.1 million or 79% decrease.

Net interest income for the quarter ended June 30, 2003 totaled $1,921,000, an increase of 24.1% over the $1,548,000 for the quarter ended June 30, 2002. Non-interest income for the quarter ended June 30, 2003 totaled $745,000, an increase of 79.5% over the $415,000 for the quarter ended June 30, 2002. In addition, operating expenses totaled $1,899,000 for the quarter ended June 30, 2003, an increase of 26.6% over the $1,500,000 for the quarter ended June 30, 2002. This change was primarily a result of an increase in compensation and occupancy costs due to the opening of three new branch facilities.

Net interest income for the six months ended June 30, 2003 totaled $3,685,000, an increase of 28.0% over the $2,880,000 for the six months ended June 30, 2002. Non-interest income for the six months ended June 30, 2003 totaled $1,425,000, an increase of 65.5% over the $861,000 for the six months ended June 30, 2002. In addition, operating expenses totaled $3,564,000 for the six months ended June 30, 2003, an increase of 21.4% over the $2,936,000 for the six months ended June 30, 2002. This change was primarily a result of an increase in compensation and occupancy costs due to the opening of three new branch facilities.

American Community Bank opened in November 1998 and primarily serves the Union and Mecklenburg county markets. The Bank provides a wide assortment of traditional banking and financial services offered with a high level of personal attention. The Bank’s website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ SmallCap market under the symbol ACBA with stock warrants traded under ACBAW. American Community Bancshares, Inc. is a full service community bank with offices in Monroe (3), Charlotte (2), Indian Trail, Marshville and Mint Hill, North Carolina.

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheets	June 30,
	2003	2002
Assets
Cash and due from banks	$7,846	$6,229
Interest-earning deposits with banks	1,116	10,327
Investment securities	40,842	28,595

Loans	188,853	147,949
Allowance for loan losses	(2,286)	(2,057)

Net loans	186,567	145,892

Accrued interest receivable	1,060	979
Bank premises and equipment	5,197	4,385
Foreclosed real estate	94	253
Federal Home Loan Bank stock	792	450
Other assets	1,462	947

Total assets	$244,976	$198,057

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$25,084	$18,650
Interest bearing	172,659	142,199

Total deposits	197,743	160,849

Borrowings	23,021	14,203
Accrued expenses and other liabilities	716	701

Total liabilities	221,480	175,753
Total stockholders’ equity	23,496	22,304

Total liabilities and stockholders’ equity	$244,976	$198,057

Ending shares outstanding	2,824,376	2,824,376
Book value per share	$8.32	$7.90
Equity to total assets	9.59%	11.26%

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Total interest income	$3,263	$2,848	$6,293	$5,560
Total interest expense	1,342	1,300	2,608	2,680

Net interest income	1,921	1,548	3,685	2,880

Provision for loan losses	127	215	492	356

Net interest income after provision for loan losses	1,794	1,333	3,193	2,524

Non-interest income
Service charges on deposit accounts	481	258	948	493
Mortgage banking operations	163	90	303	216
Other	101	67	174	152

Total non-interest income	745	415	1,425	861

Non-interest expense
Salaries and employee benefits	1,003	770	1,857	1,460
Occupancy and equipment	302	269	599	539
Other	594	461	1,108	937

Total non-interest expense	1,899	1,500	3,564	2,936

Income before income taxes	640	248	1,054	449
Provision (benefit) for income taxes	234	(39)	385	(96)

Net income	$406	$287	$669	$545

Net income per share
Basic	0.14	0.10	0.24	0.24
Diluted	0.14	0.10	0.24	0.24

Weighted average number of shares outstanding
Basic	2,824,376	2,794,261	2,824,376	2,307,479
Diluted	2,857,066	2,800,885	2,843,760	2,310,792

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheet	June 30, 2003	March 31, 2003	December 31, 2002 (a)	September 30, 2002	June 30, 2002
Assets
Cash and due from banks	$7,846	$5,444	$12,183	$3,819	$6,229
Interest-earning deposits with banks	1,116	11,822	4,655	27,612	10,327
Investment securities	40,842	33,323	27,465	17,559	28,595

Loans	188,853	173,974	165,366	154,067	147,949
Allowance for loan losses	(2,286)	(2,129)	(2,375)	(2,005)	(2,057)

Net loans	186,567	171,845	162,991	152,062	145,892

Accrued interest receivable	1,060	980	955	938	979
Bank premises and equipment	5,197	4,863	4,639	4,639	4,385
Foreclosed real estate	94	94	446	384	253
Federal Home Loan Bank stock	792	800	450	450	450
Other assets	1,462	1,809	1,321	1,350	947

Total assets	$244,976	$230,980	$215,105	$208,813	$198,057

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$25,084	$23,739	$22,062	$21,189	$18,650
Interest bearing	172,659	158,619	152,253	149,717	142,199

Total deposits	197,743	182,358	174,315	170,906	160,849

Borrowings	23,021	25,019	16,781	14,205	14,203
Accrued expenses and other liabilities	716	575	933	1,094	701

Total liabilities	221,480	207,952	192,029	186,205	175,753

Total stockholders’ equity	23,496	23,028	23,076	22,608	22,304

Total liabilities and stockholders’ equity	$244,976	$230,980	$215,105	$208,813	$198,057

Ending shares outstanding	2,824,376	2,824,376	2,824,376	2,824,376	2,824,376
Book value per share	8.32	8.15	8.17	8.00	7.90
Equity to total assets	9.59%	9.97%	10.73%	10.83%	11.26%

(a)	Derived from audited financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except per share data)

(Unaudited)

Three months ended	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
Total interest income	$3,263	$3,030	$2,962	$2,941	$2,848
Total interest expense	1,342	1,266	1,321	1,275	1,300

Net interest income	1,921	1,764	1,641	1,666	1,548

Provision for loan losses	127	365	367	192	215
Net interest income after provision for loan loss	1,794	1,399	1,274	1,474	1,333

Non-interest income
Service charges on deposit accounts	481	467	466	272	258
Mortgage banking operations	163	140	153	119	90
Realized gains on sale of securities	—	—	41	—	—
Other	101	73	56	62	67

Total non-interest income	745	680	716	453	415

Non-interest expense
Salaries and employee benefits	1,003	854	803	737	770
Occupancy and equipment	302	297	297	257	269
Other	594	514	510	544	461

Total non-interest expense	1,899	1,665	1,610	1,538	1,500

Income before income taxes	640	414	380	389	248
Provision (benefit) for income taxes	234	151	(47)	61	(39)

Net income	$406	$263	$427	$328	$287

Net income per share
Basic	$0.14	$0.09	$0.15	$0.12	$0.10
Diluted	$0.14	$0.09	$0.15	$0.12	$0.10

Weighted average number of shares outstanding
Basic	2,824,376	2,824,376	2,824,376	2,824,376	2,794,261
Diluted	2,857,066	2,829,897	2,824,376	2,824,376	2,800,885

Book value per share	$8.32	$8.15	$8.17	$8.00	$7.90

Dividend declared per common share		0.08

Return on average equity	6.98%	4.61%	7.46%	5.84%	5.15%
Return on average assets	0.68%	0.48%	0.80%	0.65%	0.57%

Net interest margin	3.42%	3.47%	3.31%	3.47%	3.25%

Allowance for loan losses to total loans	1.21%	1.22%	1.44%	1.30%	1.39%
Net charge-offs (recoveries) to average loans (annualized)	-0.07%	1.44%	0.00%	0.66%	0.02%
Nonperforming loans to total loans	0.05%	0.03%	0.35%	0.47%	0.74%